Exhibit 28 (n) 2(k) under Form N-1A

Exhibit 99 under Item 601/Reg. S-K

Class A Shares Exhibit

To

Multiple Class Plan

(Revised 09/01/19)

1.       SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class A Shares will consist of sales and shareholder servicing by financial intermediaries in consideration of the payment of a portion of the applicable sales load (“dealer reallowance”)and a shareholder service fee. When indicated on the Schedule to this Exhibit, the principal underwriter and financial intermediaries may also receive payments for distribution and/or administrative services under a 12b-1 Plan. In connection with this basic arrangement, Class A Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Class A Shares
Sales Load	Up to 5.5% of the public offering price
Contingent Deferred Sales Charge ("CDSC")	0.00%
Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee	As set forth in the attached Schedule
Redemption Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Class A Shares as described in Section 3 of the Plan

2.       CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class A Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	At the election of the shareholder, Class A Shares that are not subject to a contingent deferred sales charge (“CDSC”) based upon the redemption of a “Large Ticket” purchase made within 24 months may be converted to any other Share Class within the same Fund, provided that shareholder meets the eligibility requirements for the Share Class into which the conversion is sought, as applicable.
Exchange Privilege:	Class A Shares may be exchanged for Class A Shares of any other Fund

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3.       EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales loads and contingent deferred sales charges are as follows:

(A)       BASIC SALES LOAD SCHEDULE

The basic schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Load as a Percentage of Public Offering Price
Less than $50,000	5.50%
$50,000 but less than $100,000	4.50%
$100,000 but less than $250,000	3.75%
$250,000 but less than $500,000	2.50%
$500,000 but less than $1 million	2.00%
$1 million or greater	0.00%

(B)       FIXED INCOME SALES LOAD SCHEDULE

The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Charge as a Percentage of Public Offering Price
Less than $100,000	4.50%
$100,000 but less than $250,000	3.75%
$250,000 but less than $500,000	2.50%
$500,000 but less than $1 million	2.00%
$1 million or greater	0.00%

(C)       MODIFIED FIXED INCOME SALES LOAD SCHEDULE

The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Charge as a Percentage of Public Offering Price
Less than $250,000	1.00%
$250,000 or greater	0.00%

(D)       MONEY MARKET LOAD SCHEDULE

The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Charge as a Percentage of Public Offering Price

All purchases	0.00%

(E)       ULTRASHORT BOND LOAD SCHEDULE

The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Charge as a Percentage of Public Offering Price
Less than $50,000	2.00%
$50,000 but less than $100,000	1.75%
$100,000 but less than $250,000	1.50%
$250,000 +	0.00%

(F)       "LARGE TICKET" PURCHASES

Unless otherwise indicated on the Schedule to this Exhibit, a financial intermediary that places an order to purchase $1,000,000 or more of Class A Shares shall receive from the principal underwriter an advance commission equal to 75 basis points (0.75%) of the public offering price. In such event, notwithstanding anything to the contrary in the Plan or this Exhibit, such Class A Shares shall be subject to a contingent deferred sales charge upon redemption within 24 months of purchase equal to 75 basis points (0.75%) of the lesser of (x) the purchase price of the Class A Shares or (y) the redemption price of the Class A Shares. Any contingent deferred sales charge received upon redemption of Class A Shares shall be paid to the principal underwriter in consideration of the advance commission.

(G)       REDUCING OR ELIMINATING THE SALES LOAD

Contingent upon notification to the Fund’s principal underwriter or transfer agent, in applying the exceptions set forth in this Section 3, the purchase amount shall take into account:

•	Discounts achieved by combining concurrent purchases of and/or current investment in Class A, Class B, Class C, Class F, and Class R Shares, made or held by (or on behalf of) the investor, the investor’s spouse, and the investor’s children under age 21 (regardless of whether the purchases or investments are made or held directly or through an investment professional or through a single-participant retirement account); provided that such purchases and investments can be linked using tax identification numbers (TINs), social security numbers (SSNs), or Broker Identification Numbers (BINs); and
•	Letters of intent to purchase a certain amount of Class A Shares within a thirteen month period.

(H)       waiver of sales load

Continent upon notification to the Fund’s Transfer Agent, no sales load shall be assessed on purchases of Class A Shares made:

•	within 120 days of redeeming shares of an equal or greater amount;
•	through a program offered by a Financial Intermediary that provides for the purchase of Shares without imposition of a sales charge (for example, a wrap account, self-directed brokerage account, retirement or other fee-based program offered by the Financial Intermediary) and where the Financial Intermediary has agreed with the principal underwriter not to receive a dealer reallowance on purchases under such program;
•	with reinvested dividends or capital gains;
•	or Class A Shares, issued in connection with the merger, consolidation, or acquisition of the assets of another fund. Further, no sales load shall be assessed on purchases of Shares made by a shareholder that originally became a shareholder of a Federated Fund pursuant to the terms of an agreement and plan of reorganization which permits shareholders to acquire Shares at NAV provided that such Shares are held directly with the Fund’s transfer agent. If the Shares are held through a financial intermediary the sales charge waiver will not apply;
•	by Federated Life Members (Federated shareholders who originally were issued shares through the “Liberty Account”, which was an account for the Liberty Family of Funds on February 28, 1987, or who invested through an affinity group prior to August 1, 1987, into the Liberty Account);
•	by Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pensions or profit-sharing plans for the above persons; and
•	pursuant to the exchange privilege.

(I)       WAIVER OF CONTINGENT DEFFERED SALES CHARGE ON LARGE-TICKET PURCHASES

Contingent upon notification to the Fund’s principal underwriter or transfer agent, no CDSC will be imposed on redemptions.

•	following the death of the last surviving shareholder on the account, or the post-purchase disability of all registered shareholder(s), as defined in Section 72(m)(7) of the Internal Revenue Code.
•	due to the termination of a trust following the death of the trustor/grantor or beneficiary, provided that the trust document specifically states that the trust is terminated upon the death
•	representing minimum required distributions (“RMD”) from an Individual Retirement Account or other retirement plan as required under the Internal Revenue Code;
•	of Shares originally purchased through a financial intermediary that did not receive an advance commission on the purchase;
•	of Shares that were reinvested within 120 days of a previous redemption;
•	of Shares held by the Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;
•	of Shares originally purchased through a program offered by a Financial Intermediary that provides for the purchase of Shares without imposition of a sales charge (for example, a wrap account, self-directed brokerage account, retirement, or other fee-based program offered by the Financial Intermediary) and where the Financial Intermediary has agreed with the principal underwriter not to receive an advanced commission on purchases under such program;
•	of Shares purchased with reinvested dividends or capital gains;
•	imposed by the Fund when it closes an account for not meeting the minimum balance requirements; and
•	of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period.

(J)	SALES CHARGE WAIVERS FOR SHAREHOLDERS PURCHASING THROUGH CERTAIN FINANCIAL INTERMEDIARIES

Financial intermediary sales charge variations required to be disclosed by Rule 22d-1 shall be as set forth in the prospectus of a Fund, as may be amended from time to time.

4.       SPECIAL OFFER PROGRAM

[NOTE: The 30 month CDSC period connected with of this program expired in September of 2002]

During the Special Offer Program which took place in March, 2000, the sales load was waived on purchases of Class A Shares of Federated Aggressive Growth Fund, Federated Communications Technology Fund, Federated Large Cap Growth Fund, and Federated International Small Company Fund (the "Special Offer Funds"). Instead, the principal underwriter paid an advance commission of 2.00% of the offering price of the Special Offer Funds to intermediaries participating in the Special Offer Program. Class A Shares purchased through this Special Offer were subject to a CDSC of 2.00% on redemptions which occurred within 30 months after the purchase, which amount was to be paid to the principal underwriter in consideration for advancing the commission to intermediaries. Class A Shares of the Special Offer Funds purchased during the Special Offer Program could be exchanged with Class A Shares of other Special Offer Funds with no imposition of a sales load or CDSC fee. Class A Shares of the Special Offer Funds purchased during the Special Offer Program which were exchanged for Class A Shares of other Funds during the 30 month CDSC period incurred the CDSC fee upon redemption. However, no sales load was charged for such an exchange.

5.       REDEMPTION FEE

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class A Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class A Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the “Code”), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; (ii) redemptions or exchanges involving Class A Shares held in plans administered as college savings programs under Section 529 of the Code; and (iii) Class A Shares redeemed due to the death of the last surviving shareholder on the account.

Schedule of Funds
Offering Class A Shares

The Funds set forth on this Schedule each offer Class A Shares on the terms set forth in the Class A Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

1.       CLASS A SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Adviser Series
Federated Emerging Markets Equity Fund	0.00%	None
Federated Hermes Absolute Return Credit Fund	0.00%	None
Federated Hermes Global Equity Fund	0.00%	None
Federated Hermes Global Small Cap Fund	0.00%	None
Federated Hermes International Equity Fund	0.00%	None
Federated Hermes Unconstrained Credit Fund	0.00%	None
Federated Hermes SDG Engagement Equity Fund	0.00%	None
Federated Hermes SDG Engagement High Yield Credit Fund	0.00%	None
Federated International Equity Fund	0.00%	None
Federated International Growth Fund	0.00%	None
Federated MDT Large Cap Value Fund	0.00%	None
Federated Equity Funds
Federated Clover Small Value Fund	0.05%	None
Federated Global Strategic Value Dividend Fund	0.05%	None
Federated International Strategic Value Dividend Fund	0.05%	None
Federated Kaufmann Fund	0.25%	None
Federated Kaufmann Large Cap Fund	0.25%	None
Federated Kaufmann Small Cap Fund	0.25%	None
Federated MDT Mid-Cap Growth Fund	None	None
Federated Prudent Bear Fund	0.05%	None
Federated Strategic Value Dividend Fund	0.05%	None

Federated Equity Income Fund, Inc.	0.05%	None

Federated Global Allocation Fund	None	None

Federated High Yield Trust
Federated Equity Advantage Fund	0.05%	None

Federated Income Securities Trust
Federated Capital Income Fund	None	None
Federated Muni and Stock Advantage Fund	0.05%	None
Federated Real Return Bond Fund	0.05%	None

Federated MDT Series
Federated MDT All Cap Core Fund	0.05%	None
Federated MDT Balanced Fund	0.05%	None
Federated MDT Large Cap Growth Fund	0.05%	None
Federated MDT Small Cap Core Fund	0.05%	None
Federated MDT Small Cap Growth Fund	0.05%	None

Federated World Investment Series, Inc.
Federated International Leaders Fund	0.05%	None
Federated International Small-Mid Company Fund	0.25%	2% on shares redeemed or exchanged within 30 days of purchase

2. CLASS A SHARES SUBJECT TO THE FIXED INCOME LOAD SCHEDULE

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Fixed Income Securities, Inc.
Federated Strategic Income Fund	None	None

Federated Government Income Securities, Inc.	0.05%	None

Federated High Income Bond Fund, Inc.	None	2% on shares redeemed or exchanged within 90 days of purchase

Federated High Yield Trust
Federated High Yield Trust	0.05%	2% on shares redeemed or exchanged within 90 days of purchase

Federated Income Securities Trust
Federated Fund for U.S. Government Securities	None	None

Federated International Series, Inc.
Federated Global Total Return Bond fund (formerly Federated International Bond Fund)	0.25%	None

Federated Investment Series Funds, Inc.
Federated Bond Fund	0.05%	None

Federated Municipal Bond Fund, Inc.	None	None

Federated Municipal Securities Income Trust
Federated Municipal High Yield Advantage Fund	0.05%	None
Federated Ohio Municipal Income Fund	0.05%	None
Federated Pennsylvania Municipal Income Fund	0.05%	None

Federated Total Return Series, Inc.
Federated Total Return Bond Fund	0.25%	None

Federated World Investment Series, Inc.
Federated Emerging Market Debt Fund	None	None

3. Class A Shares Subject to the MODIFIED FIXED INCOME Sales Load Schedule

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Income Securities Trust
Federated Short-Term Income Fund	0.25%	None

Federated Institutional Trust
Federated Short-Intermediate Total Return Bond Fund	0.10%	None

Federated Short-Intermediate Duration Municipal Trust	0.25%	None

Class A Shares Subject to the Money Market Load Schedule

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Money Market Obligations Trust
Federated Government Reserves Fund	0.45%	None

4.       Class A Shares Subject to the Ultrashort Bond Load Schedule

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Fixed Income Securities, Inc.
Federated Municipal Ultrashort Fund	0.25%	None

Federated Income Securities Trust
Federated Floating Rate Strategic Income Fund	0.10%	None

Federated Institutional Trust
Federated Government Ultrashort Duration Fund	0.25%	None

Federated Total Return Series, Inc.
Federated Ultrashort Bond Fund	0.30%	None

6.       Class A Shares Not Participating in the Large Ticket Purchase Program

Multiple Class Company	Series
Federated Fixed Income Securities, Inc.	Federated Municipal Ultrashort Fund
Federated Income Securities Trust	Federated Short-Term Income Fund
Federated Floating Rate Strategic Income Fund
Federated Institutional Trust	Federated Government Ultrashort Duration Fund
Federated Short–Intermediate Total Return Bond Fund
Federated Short-Intermediate Duration Municipal Trust
Federated Total Return Series, Inc.	Federated Ultrashort Bond Fund